                                                                   EXHIBIT 10.23


                       DISTRIBUTION AND SUPPLY AGREEMENT
                       ---------------------------------

          This DISTRIBUTION AND SUPPLY AGREEMENT (the "Agreement"), made as of the seventh day of November, 1996, by and between EXIGENT DIAGNOSTICS INC., a Delaware corporation having a place of business at 709 Swedeland Road, King of Prussia, Pennsylvania ("EXIGENT") and SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a Delaware corporation having a place of business at 1201 South Collegeville Avenue, Collegeville, Pennsylvania ("SBCL").

                                   BACKGROUND
                                   ----------
          1. EXIGENT is the owner of device and reagent technology, information and know-how relating to Point-of-Care Testing and Products, as defined herein.

          2. SBCL possesses resources of a financial, technical and commercial nature and has expertise in commercializing clinical diagnostic testing services such as those being developed by EXIGENT for the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY and other potential markets.

          3. SBCL desires to obtain certain exclusive distribution rights for the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY from EXIGENT in the TERRITORY for the PRODUCT.

          4. EXIGENT wishes to appoint SBCL as distributor of PRODUCT in the TERRITORY, subject to EXIGENT's rights outlined below, and to set forth terms relating to EXIGENT's supply of PRODUCTS to SBCL, all upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

SECTION 1.  DEFINITIONS
            -----------

     1.01. "AFFILIATES" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

     1.02. "AGENCY" shall mean any governmental regulatory authority in any country of the TERRITORY responsible for granting approvals for the sale of the PRODUCT.

     1.03. "CO-PROMOTION" shall mean those activities normally undertaken by a company's sales force to implement product marketing plans and strategies aimed at encouraging the appropriate use of a particular product, in accordance with governmental approvals. When used as a verb, "CO-PROMOTE" shall mean to engage in such activities.

     1.04. "DISTRIBUTOR FEE" shall mean the payments by SBCL to EXIGENT as described in Section 3.01.

     1.05. "EFFECTIVE DATE" shall mean the date upon which this Agreement is effective and shall be the date of this Agreement first written above.

     1.06.  "EXIGENT" shall mean Exigent Diagnostics Inc.

     1.07. "EXIGENT CONFIDENTIAL INFORMATION" shall mean all information about any elements of the EXIGENT TECHNOLOGY or any technology of a PARTY licensed for use with respect to PRODUCT to the extent that such information as of the date of disclosure to SBCL is not (i) known to SBCL other than by virtue of a prior confidential disclosure to SBCL by EXIGENT or an authorized PARTY licensee- or
(ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of SBCL; or (iii) obtained from a THIRD PARTY free from any obligation of confidentiality to EXIGENT.

     1.08. "EXIGENT TECHNOLOGY" shall mean all of EXIGENT's proprietary technology and information, present and future, including, without Stations technical assistance, know-how, trademarks, and PATENTS, that relate to the PRODUCT and shall include, without Stations all present and future information developed by or for EXIGENT, alone or with THIRD PARTIES,

     1.09. "EXIGENT TRADEMARKS" shall mean those trademarks and service marks owned or licensed by EXIGENT by which the PRODUCTS and any related services are known.

     1.10. "FDA APPROVAL" shall mean the date upon which (i) EXIGENT completes development of the PRODUCT and of at least 25 of the tests specified by an asterisk in Appendix A, attached hereto and incorporated herein, or, if EXIGENT fails to complete development of the PRODUCT and at least 25 of the tests specified by an asterisk in Appendix A, the date upon which SBCL waives the requirement that EXIGENT complete all the tests specified in Appendix A in accordance with Section 3.02- and (ii) the grant of a license by the federal Food and Drug Administration for commercial sale and promotion of the PRODUCT in the United States, including all of the tests specified in Appendix A or those tests agreed to by SBCL, with labeling acceptable to SBCL, based on an application for such license filed by EXIGENT for such PRODUCT. The parties understand that an FDA license is required prior to commercialization and marketing of any PRODUCT in the United States, and EXIGENT will seek and obtain an FDA license for all PRODUCTS.

     1.11. "INDEPENDENT COMMERCIAL LABORATORY INDUSTRY" shall mean with respect to the United States of America, the Republic of Mexico and Great Britain, any laboratory that provides testing services to any PARTIES that are not members of their direct delivery system. Laboratories that are owned by healthcare providers and provider systems are included in this definition.

     1.12. "LAUNCH" shall mean, with respect to a country within the TERRITORY, the date of first commercial shipment of the PRODUCT by SBCL to customers in that country after the receipt by EXIGENT or SBCL of marketing approval by the relevant AGENCY in that country.

     1.13. "PATENTS" shall mean all patents and patent applications which are or become owned by EXIGENT, or to which EXIGENT otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim the PRODUCT, a process for manufacturing the PRODUCT, an intermediate used in such process or a use of the PRODUCT. Included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPC'S. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on the PRODUCT or intermediates or manufacturing processes required or useful for production of the PRODUCT which are developed by EXIGENT, or to which EXIGENT otherwise has the right to grant licenses, now or in the future, during the term of this Agreement. The current Est of patent applications and patents encompassed within PATENTS is set forth in Appendix B attached hereto and incorporated herein.

     1.14. "POINT OF CARE TESTING or POCT" shall mean human diagnostic testing performed in the immediate vicinity of a patient by means of a portable device at the time or shortly- after the time a test sample is obtained from the patient and which produces rapid test results of equivalent quality to tests performed in a traditional clinical laboratory. POCT shall exclude any diagnostic testing which is performed at a central fixed laboratory within hospitals, other health care facilities or commercial laboratories.

     1.15. "PRODUCT" shall mean any and all diagnostic instruments or systems developed by EXIGENT for use in POCT, prior to or during the TERM OF THIS AGREEMENT. The PRODUCT shall include, without limitation, the instrument, system, cartridges and reagents, products and software thereof developed by
E)AGENT or its agents for POCT, including but not limited to chemistry, immunochemistry, coagulation, and hematology tests, test cartridges for separating and metering blood, urine or other specimens, the specific tests identified in Appendix A, an analyzer for such tests which includes computerized data management components and software.

     1.16. "PRODUCT INFORMATION" shall mean information to be supplied by EXIGENT, and information that EXIGENT has caused or will cause to be supplied to SBCL, relevant to the scientific or legal aspects of, or manufacturing and development of, PRODUCT.

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

PRODUCT INFORMATION shall also include information relating to the scientific or legal aspects of, or manufacturing and development of PRODUCT generated or otherwise in the possession of any THIRD PARTY to whom EXIGENT has granted rights.

     1.17. "SBCL" shall mean SmithKline Beecham Clinical Laboratories, Inc. and its AFFILIATES.

     1.18. "SBCL CONFIDENTIAL INFORMATION" shall mean all information about SBCL, its business and operations, to the extent that such information as of the date of disclosure to EXIGENT is not (i) known to EXIGENT other than by virtue of a prior confidential disclosure to EXIGENT by SBCL; or (ii) disclosed in published literature, or otherwise legally known to the public through no fault
or emission of EXIGENT; or (iii) obtained from a                PARTY free from
any obligation of confidentiality to SBCL. SBCL CONFIDENTIAL INFORMATION does not include EXIGENT CONFIDENTIAL INFORMATION.

     1.19. "SPC'S" shall mean a right based upon a PATENT to exclude others from making, using or selling PRODUCT, such as a Supplementary Protection Certificate.

     1.20.  "TERM OF THIS AGREEMENT" shall mean the term as defined in Section
14.

     1.21. "TERRITORY" shall mean the United States of America, Great Britain, the Republic of Mexico, Spain, South Africa, Singapore, Malaysia, Indonesia, Australia, Chile, Argentina, France and Germany to the extent that and for so long as SBCL owns, operates or manages a clinical laboratory therein on or before December 31, 2000; provided, however, that prior to March 1, 1997 SBCL shall delete three countries of its choice from the definition of the TERRITORY by written notice to EXIGENT. With respect to countries outside the United States of America, the Republic of Mexico, and Great Britain, when either SBCL established a clinical laboratory or EXIGENT establishes an infrastructure in a country in the TERRITORY, both parties agree to negotiate a mutually acceptable definition of the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY for that country.

     1.22.  "THIRD PARTY(IES)" shall mean any party other than SBCL and EXIGENT.

     1.23. "TRADEMARK LICENSE" shall mean the license granted by EXIGENT to SBCL pursuant to Section 10.01.

SECTION 2.  APPOINTMENT
            -----------

     2.01. Subject to the terms and conditions hereof, EXIGENT hereby appoints SBCL as distributor and marketer of PRODUCT in the TERRITORY, subject to EXIGENT's right pursuant to Section 2.02 to CO-PROMOTE the PRODUCT itself or through AFFILIATES or PARTIES in the TERRITORY, in accordance with Section 2.03. Pursuant to this appointment, SBCL shall have the right to use, market and distribute the PRODUCT in the TERRITORY: (i) on an exclusive basis within the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY; and (H) for those countries in which SBCL has the exclusive rights described in subparagraph (i) above, on a nonexclusive basis, to hospitals and healthcare systems, other healthcare providers, managed care organizations and insurers, subject to the terms and conditions of this Agreement. For those countries in which SBCL does not have the exclusive rights described in subparagraph (i) above, SBCL shall have only such rights - exclusive or non-exclusive - as may be negotiated by the parties.

     2.02. EXIGENT shall give SBCL prompt written notice at the time that marketing approval for the PRODUCT has first been granted by the relevant AGENCY in a country within the TERRITORY.  In order to exercise the right granted by EXIGENT to SBCL in
Section 2.01(i) above, within 120 days after receipt of such written notice SBCL shall provide an initial purchase order and rolling forecast for PRODUCTS for such country. If SBCL does not provide such purchase order and forecast, SBCL shall have no rights under Section 2.01 for that country and shall have only such nonexclusive distribution rights as the parties shall agree after good faith negotiation. During the TERM OF THIS AGREEMENT, EXIGENT shall have the right to market and sell the PRODUCT itself or through AFFILIATES or THIRD PARTIES, in accordance with Section 2.03 and@ have the right to sign exclusive
agreements with a       PARTY if SBCL has not submitted an initial purchase
order and forecast within such 120 day period.

     2.03. From the EFFECTIVE DATE, EXIGENT and its AFFILIATES shall not, directly or indirectly, license, distribute, market or sell the PRODUCT in the TERRITORY to the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY. EXIGENT shall use its reasonable best efforts to ensure that its customers do not market or sell PRODUCT to the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY. To the extent that such best efforts do not eliminate such marketing or sale the DISTRIBUTOR FEE shall be reduced by $10,000 per (country; provided that the aggregate reduction shall not exceed the amount of the DISTRIBUTOR FEE.

     2.04. Nothing within this Agreement or otherwise shall restrict the ability of SBCL to enter into similar commercial licensing, supply and distribution arrangements such as this Agreement with POCT diagnostic and manufacturing companies other than EXIGENT.

     2.05. Nothing within this Agreement or otherwise shall restrict the ability of SBCL, in its sole discretion, to determine whether to exercise its rights pursuant to this AGREEMENT or to commercial and market PRODUCT in any country of the TERRITORY.

     2.06. Nothing in this Agreement or otherwise shall prevent EXIGENT from selling PRODUCT to hospitals and healthcare systems, physicians and physician groups, other healthcare providers, managed care organizations and insurers to the extent such persons or entities are performing laboratory services for their own patients or insureds, or patients within their provider organizations or healthcare systems or networks. Nor shall anything in this Agreement prevent EXIGENT from selling PRODUCT to physicians or physician groups, and to others who provide similar d,- minimis levels of laboratory services, in a manner not intending significant commercial growth in laboratory services as a source of revenue.

     2.07. As between EXIGENT and SBCL, SBCL shall have the exclusive rights to retain and use all data and information derived from the PRODUCTS purchased and placed by SBCL.

SECTION 3.  DISTRIBUTOR FEES
            ----------------

     3.01. Commencing on the date of FDA APPROVAL, SBCL shall pay EXIGENT an annual DISTRIBUTOR FEE in the amount of $100,000 (subject to adjustment as provided in Sections 3.02 and 3.03), which DISTRIBUTOR FEE shall be non-refundable to SBCL except as provided in Section 3.03.

     3.02. If EXIGENT fails to complete development of the PRODUCT and obtain FDA APPROVAL for at least 25 of the tests specified by an asterisk in Appendix A by December 31,

2000, SBCL, in its discretion, shall have the option to terminate this Agreement pursuant to Section 14.03(a) or to waive the requirement that EXIGENT obtain FDA APPROVAL for all the tests specified in Appendix A by December 31, 2000 and, upon such waiver, to reduce the DISTRIBUTOR FEE by $4,000 (to a maximum aggregate reduction of $100,000 for each test not completed and cleared by the FDA by December 31, 2000 and the minimum requirements in Section 5.02 will be as mutually agreed by the parties. In the event that EXIGENT obtains FDA APPROVAL for at least 36 of the tests specified in Appendix A (including at least 25 tests specified by an asterisk) the annual DISTRIBUTOR FEE shall be increased to $125,000 with the $25,000 increase prorated for the year in which this target is attained. In the event that, upon request from SBCL, EXIGENT grants exclusive distribution rights to SBCL. in a country outside the TERRITORY, the annual DISTRIBUTOR FEE shall be increased by $25,000 for each such country. In the event that EXIGENT develops a hematology diagnostic,, instrument or system for POCT, SBCL shall have a right of first negotiation with respect to distribution of such an instrument in the TERRITORY. Any fees paid for any such hematology diagnostic instrument or system shall be in addition to those otherwise payable under this AGREE

     3.03. In the event that any person or party initiates any legal or administrative proceeding challenging the validity, scope or enforceability of a PATENT in the United States, such as by opposing the grant of the PATENT, or challenging SBCL's ability to market such PRODUCT in the United States, and the claims in the PATENT which cover PRODUCT are held to be invalid or otherwise unenforceable by a court or other legal or administrative tribunal from which no appeal is or can be taken or SBCL is prohibited from or ordered to cease marketing the PRODUCT in the United States, then EXIGENT shall return in full the DISTRIBUTOR FEE paid by SBCL to EXIGENT for that year, prorated during the time of prohibition, and the annual DISTRIBUTOR FEE for periods following such prohibition shall be reduced to zero except for amounts, if any, with respect to any hematology instrument or system. SBCL shall have the right to offset any such amounts due SBCL from EXIGENT under this Section against any DISTRIBUTOR FEES due to EXIGENT.

SECTION 4.  COMPULSORY LICENSES AND THIRD PARTY LICENSES
            --------------------------------------------

     4.01. In the event that a governmental Agency in any country or territory, grants or compels EXIGENT to grant a license to any PARTY for PRODUCT, SBCL shall have the benefit in such country or territory of the terms granted to such THIRD PARTY to the extent that such terms are more favorable to the PARTY than those granted to SBCL under this Agreement.

     4.02. If, during the term of this Agreement, EXIGENT is either compelled by a court of competent jurisdiction to seek a license from any THIRD PARTY, or if EXIGENT, in its sole discretion, deems it necessary to seek a license from any THIRD PARTY in order- to avoid infringement during the exercise of its fights herein granted, EXIGENT shall pay any royalties or other fees paid to such THIRD PARTY under such license. In the event that in fight of such court order or patent infringement EXIGENT elects to withdraw the PRODUCT from distribution in any such country EXIGENT shall have the right to do so on the following terms. In the event of withdrawal from a country in the TERRITORY in which LAUNCH has not yet occurred, EXIGENT shall not have any obligation to pay any amount to SBCL by reason of such withdrawal. If the withdrawal is from a country in the TERRITORY in which LAUNCH has occurred, then EXIGENT shall reimburse SBCL for SBCL's full purchase price for any

PRODUCT returned to SBCL or EXIGENT by SBCL's customers in such country as a consequence of such withdrawal. Upon such reimbursement, title to the PRODUCT shall revest in EXIGENT or its designee.

SECTION 5.  SUPPLY OF PRODUCT
            -----------------

     5.01. Until the earlier of (i) December 31, 2000 or (ii) earlier termination of this Agreement, SBCL shall supply EXIGENT with clinical samples to be reasonably agreed to by the parties to enable EXIGENT to validate tests for its POCT research and development of PRODUCT. SBCL shall supply such samples to EXIGENT and EXIGENT shall reimburse SBCL for SBCL's internal costs, if any, for retrieving such samples. EXIGENT shall bear all costs of transporting such samples from SBCL's facilities to EXIGENT's facilities and all associated liabilities for transport of such samples. EXIGENT also shall bear all cost and liability associated with such validation studies. (EXIGENT does not hereby assume liability properly assessed against any third party.)

     5.02. Within 90 days after FDA APPROVAL, or when otherwise agreed upon by the parties, SBCL and EXIGENT shall agree upon terms (including price per each unit of PRODUCT) for supply of PRODUCTS by EXIGENT to SBCL. EXIGENT shall supply SBCL with all of its requirements of PRODUCT as reasonably requested by SBCL and shall ship such PRODUCTS from EXIGENT's facility to the facility specified by SBCL. EXIGENT shall have the fight and obligation to supply SBCL with all of SBCL's requirements for PRODUCT (including packaging). SBCL shall pay EXIGENT an amount equal to EXIGENT's production costs plus XXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.] for the instruments and the,, cartridges and reagents comprising the PRODUCTS.

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

For purposes of this Section 5.02, EXIGENT's production costs will be all direct and indirect manufacturing costs, overheads, packaging and labeling related to the manufacture of POCT PRODUCTS. Costs not related to the manufacture of POCT PRODUCTS, including without limitation research and development, administration, sales and marketing, distribution and other miscellaneous non-manufacturing costs, shall not be included in production costs. Warranty costs shall be included in production costs but shall not be subject to the XXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.] markup. Upon
FDA APPROVAL, SBCL shall purchase a minimum of XXXXXXXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.] instruments during the first three month period commencing with FDA APPROVAL, XXXXXXXXXXXXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.] instruments during the second three month period and thereafter XXXXXXXXXXXXXXXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.] instruments during each subsequent three month period for the TERM OF THIS AGREEMENT. Upon FDA APPROVAL during the five one-year periods following such FDA APPROVAL, SBCL shall purchase minimum quantities of cartridges as follows:

               Year 1            XXXXXXX [Omitted pursuant to a request for
                                         confidential treatment. The material
                                         has been filed separately with the
                                         Securities and Exchange Commission.]
                                         cartridges
               Year 2          XXXXXXXXX [Omitted pursuant to a request for
                                         confidential treatment. The material
                                         has been filed separately with the
                                         Securities and Exchange Commission.]
                                         cartridges
               Year 3          XXXXXXXXX [Omitted pursuant to a request for
                                         confidential treatment. The material
                                         has been filed separately with the
                                         Securities and Exchange Commission.]
                                         cartridges
               Year 4          XXXXXXXXX [Omitted pursuant to a request for
                                         confidential treatment. The material
                                         has been filed separately with the
                                         Securities and Exchange Commission.]
                                         cartridges
               Year 5          XXXXXXXXX [Omitted pursuant to a request for
                                         confidential treatment. The material
                                         has been filed separately with the
                                         Securities and Exchange Commission.]
                                         cartridges

SBCL shall have the right to audit EXIGENT's books and records with respect to documentation of EXIGENT's costs.

     5.03. SBCL shall submit rolling forecasts with six month projections for the PRODUCT to EXIGENT on a quarterly country by country basis. SBCL shall place firm purchase orders with EXIGENT that are consistent with the current three month projection in such forecasts and that contain a delivery date that reflects quantities of instruments and cartridges that are consistent with the amounts projected in the current forecast.

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

     5.04. XXXXX [Omitted pursuant to a request for confidential treatment. The material has been filed separately with the Securities and Exchange Commission.]

     5.05. To the extent of the quantities specified in SBCL's rolling forecast, SBCL shall have priority with respect to EXIGENT's manufacturing output vis a vis other customers.

     5.06. Payment for PRODUCT shipped shall be net 45 days FOB EXIGENT's shipping point.

     5.07. In the event that EXIGENT develops a successor diagnostic instrument or system and determines to cease production of an earlier model (including the cartridges, reagents and other consumable supplies for the earlier model), EXIGENT agrees that it shall continue to supply the earlier model for 12 months from the date of approval of the successor PRODUCT in each country in the TERRITORY and to supply the cartridges, reagents and other consumable supplies for the earlier model for 24 months from such date or in either case for such longer period of time as EXIGENT makes such PRODUCTS available to other customers.

SECTION 6.  DEVELOPMENT AND COMMERCIALIZATION
            ---------------------------------

     6.01. EXIGENT shall have full control and authority over development of PRODUCT and registration of PRODUCT in each country of the TERRITORY. EXIGENT will exercise its reasonable efforts and diligence in developing PRODUCT in accordance with its business, legal, medical and scientific judgment, and in undertaking investigations and actions required to obtain appropriate governmental approvals to market PRODUCT in the TERRITORY. EXIGENT shall bear all responsibility for development of the PRODUCT and for seeking and obtaining, at its

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

own expense, FDA APPROVAL of the PRODUCT. All such activity shall be undertaken at EXIGENT's expense. With respect to any meetings or presentations to AGENCIES with respect to initial approval of the PRODUCT, SBCL agrees to cooperate with EXIGENT in such meetings or presentations to the extent reasonably requested by EXIGENT.

     6.02. SBCL shall have full control and authority over SBCL's efforts to commercialize the PRODUCT for the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY in the TERRITORY. SBCL will exercise its reasonable efforts and diligence in commercializing PRODUCT in accordance with its business, legal, medical and scientific judgment. All such commercialization activity shall be undertaken at SBCL's expense. To the extent that SBCL has rights to distribute the PRODUCT S in a country in the TERRITORY pursuant to Section 2.01(ii), each party shaft have full control and authority over its efforts to commercialize the PRODUCT for markets other than those reserved exclusively to SBCL under Section 2.01(i).

     6.03. EXIGENT shall keep SBCL informed of progress of EXIGENT's efforts to develop and obtain regulatory approval, including FDA APPROVAL, for PRODUCT. SBCL shall keep EXIGENT informed of progress of SBCL's efforts to commercialize PRODUCT.

     6.04. EXIGENT shall provide to SBCL, at SBCL's request, technical assistance within its area of expertise concerning commercialization of PRODUCT. Provision of such technical assistance shall include, but not be limited to, visits by EXIGENT personnel to SBCL, at EXIGENT's expense, and visits by SBCL personnel to EXIGENT, at SBCL's expense, at times and for periods of time upon which the parties will agree. EXIGENT will be responsible, at its costs, for maintenance and repair necessary to any malfunctioning instruments comprising part of the PRODUCT and will be available at reasonable times as the parties may agree to SBCL or SBCL's customers to answer, questions and assist in training.

     6.05. The parties shall promptly notify each other of any inspection or other action taken or threatened by any AGENCY or with respect to PRODUCT of which they become aware.

     6.06. Following initial approval of the PRODUCT in a country, in the event a meeting is scheduled between the FDA or any other AGENCY with EXIGENT or SBCL regarding marketing or distribution of PRODUCT, including without limitation any contemplated recall of the PRODUCT, EXIGENT shall give SBCL, or SBCL shall give EXIGENT, as applicable, reasonable advance notice of such meeting in order to allow the parties to discuss the contents of the meeting before such meeting takes place. EXIGENT and SBCL shall consider each time whether the other party's representatives' attendance and participation in such meeting may be advisable and/or required by the FDA or other AGENCY.

     6.07. The parties agree throughout the TERM OF THIS AGREEMENT to maintain records and otherwise establish procedures to assure compliance with all regulatory, professional, and other legal requirements which apply to the promotion and marketing of PRODUCT.

SECTION 7.  PERFORMANCE BY SBCL, PRODUCT MARKETING
            --------------------------------------

     7.01. In its capacity as distributor of PRODUCT in the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY within the TERRITORY, SBCL shall have, subject to EXIGENT's CORPORATION rights for customers other than those in the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY to which SBCL has exclusive rights, the sole and exclusive responsibility for all aspects of selling and distributing PRODUCT

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

to customers in the TERRITORY, including without limitation, warehousing, shipping, physical distribution, inventory administration, billing, credit and collections, rebate administration, contract administration and returned goods. In discharging its duties and responsibilities, SBCL shall be held to a standard of performance no less than that which it would exert in support of the marketing and distribution of one of its own products and services with a comparable profile and market size.

     7.02. SBCL shall be responsible for the preparation of and cost relating to all pre- and post-LAUNCH advertising and promotional material and literature in connection with the marketing and promotion of PRODUCT for the INDEPENDENT COMMERCIAL LABORATORY INDUST in the TERRITORY. The parties expressly agree that neither shall be required to, and to the extent proscribed by law shall not directly or indirectly voluntarily, confer with the other on advertising and promotional material and literature for markets other than the INDEPENDENT COMMERCIAL LABORATORY INDUSTRY.

     7.03. SBCL shall be responsible for training its professional sales force in connection with the promotion of PRODUCT.

     7.04. With respect to each country in the TERRITORY, SBCL and EXIGENT agree to limit their respective claims of efficacy and safety for the PRODUCT in that country to those which are consistent with the regulatory approval received for the PRODUCT in that country. Neither party shall add, delete or modify claims of efficacy and safety in the advertising and promotion of the PRODUCT, nor make any changes in advertising or promotional materials and literature, unless authorized by the other party in writing. Throughout the TERM OF THIS

AGREEMENT, the parties shall advertise and promote the PRODUCT in strict adherence to applicable regulatory, professional and legal requirements.

SECTION 8.  PRODUCT RECALLS
            ---------------

     8.01. SBCL and EXIGENT shall share equally in the direct documented costs incurred by each of them with respect to participating in any withdrawal or recall, except that EXIGENT shall solely bear the direct costs incurred in connection with such withdrawal or recall and shall reimburse SBCL for any such costs incurred by it, in cases where such withdrawal or recall was caused by EXIGENT by either of the following circumstances:

               (a) a defect in manufacturing (i.e. manufacturing not in accordance with FDA approved specifications), including any adulteration, mislabeling or misbranding of PRODUCT if EXIGENT was responsible for the stage of manufacturing in which such adulteration, mislabeling or misbranding occurred, or

               (b) any misrepresentation or willful omission committed by EXIGENT, its employees, officers, directors, agents, representatives, independent contractors or AFFILIATES in connection with PRODUCT safety or efficacy data or information submitted or omitted from submission to any AGENCY.

     8.02. SBCL shall solely bear the direct costs incurred in connection with any PRODUCT withdrawal or recall and shall reimburse EXIGENT for any such costs incurred by it, in the event that such withdrawal or recall was caused by:

               (a) any misrepresentation made by SBCL or its employees, officers, directors, agents, representatives, independent contractors or AFFILIATES in connection with the promotion of PRODUCTS, or

               (b) any negligence or wrongful act committed by SBCL or its employees, officers, directors, agents, representatives, independent contractors or AFFILIATES, including but not limited to improper storage and/or handling of PRODUCT, in the distribution of PRODUCT.

SECTION 9.  EXCHANGE OF INFORMATION AND CONFIDENTIALITY
            -------------------------------------------

     9.01. Immediately after the EFFECTIVE DATE, EXIGENT shall disclose all PRODUCT INFORMATION to SBCL and any other information in its possession relating to PRODUCT or PRODUCT relevant to the commercialization of the PRODUCT. Thereafter, EXIGENT shall disclose to SBCL, on an ongoing basis in a timely manner appropriate to commercialization of the PRODUCT, all information and data on PRODUCT relevant to such commercialization, verbal or written, filed or submitted by EXIGENT, or its designated representatives, and/or THIRD PARTY licensees and/or commercial partners for PRODUCT with an AGENCY or information received by any of them from any AGENCY. Subject to other provisions of this Agreement, SBCL shall have the right to utilized, such information and data or any portion thereof in relation to the performance of its duties and responsibilities hereunder.

     9.02. During the TERM OF THIS AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the TERM OF THIS AGREEMENT, neither SBCL or EXIGENT nor any of their respective AFFILIATES shall use, reveal or disclose to THIRD PARTIES any confidential information received from the other party under this Agreement (including, without Stations SBCL CONFIDENTIAL INFORMATION and EXIGENT CONFIDENTIAL INFORMATION) without first obtaining the written consent of the other party, except as (i) may be otherwise provided herein, (ii) may be required for purposes of investigating, manufacturing and marketing PRODUCT pursuant to the terms of an appropriate Confidentiality Agreement, or for securing essential or desirable authorizations, privileges or rights from governmental agencies, (iii) is required to be disclosed to a governmental AGENCY or is otherwise required by law, or (iv) is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is in the possession of the receiving party on the date hereof, or is disclosed non-confidentially to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

     9.03. No public announcement or other disclosure to THIRD PARTIES concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by SBCL or EXIGENT, or their respective AFFILIATES, except as may be legally required or otherwise deemed advisable under the U.S. Federal Securities laws, based upon the written opinion of outside legal counsel, without first obtaining the approval of the other party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld. All publicity relating to this Agreement shall be jointly planned and coordinated by and between SBCL and EXIGENT.

     9.04. Nothing herein shall be construed as preventing SBCL from disclosing any information received from EXIGENT to an AFFILIATE, sublicensee or distributor of SBCL, provided, in the case of a sublicensee or distributor, such sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.

     9.05. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed as preventing or in any way inhibiting SBCL from other purpose. complying with statutory and regulatory requirements governing the sale or other distribution of PRODUCT in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from EXIGENT or THIRD PARTIES.

     9.06. During the TERM OF THIS AGREEMENT, each party shall promptly inform the other party of any information that it obtains or develops regarding the utility or safety of PRODUCT.

SECTION 10.  TRADEMARKS AND NON-PROPRIETARY NAMES
             ------------------------------------

     10.01. In accordance with the terms and subject to the conditions set forth in this AGREEMENT, EXIGENT hereby grants to SBCL a non-exclusive, non-transferable, royalty-free license to use the EXIGENT TRADEMARKS without alteration solely for the purpose and in the context of identifying the origin of the PRODUCTS and all related services in advertising and promotional materials in the TERRITORY during the TERM OF THIS AGREEMENT and not for any other purpose.

     10.02. By accepting the TRADEMARK LICENSE, SBCL does not become the owner of the EXIGENT TRADEMARKS and acknowledges EXIGENT's ownership of the EXIGENT TRADEMARKS including any current and future registrations thereof SBCL shall not at any time do, permit or cause to be done anything inconsistent with such ownership. SBCL further acknowledges that, none of this AGREEMENT, the TRADEMARK LICENSE or the use by SBCL of the EXIGENT TRADEMARKS shall create in SBCL's favor any right, title or interest in or to the EXIGENT TRADEMARKS by SBCL and that all use of the EXIGENT TRADEMARKS and all of the goodwill associated therewith shall inure solely to SBCL's benefit.

     10.03. SBCL shall use the EXIGENT TRADEMARKS and any associated logos in the form and manner, and with all appropriate legends, that are currently or then being used by

EXIGENT, as such form and manner may be modified from time to time during the TERM OF THIS AGREEMENT. SBCL shall ensure that each use of any of the EXIGENT TRADEMARKS indicates that such EXIGENT TRADEMARK is EXIGENT's property. Without limiting any of the foregoing and except as expressly provided otherwise in this Agreement, SBCL shall, prior to any proposed use of the EXIGENT TRADEMARKS, give EXIGENT at least thirty (30) days' prior written notice of exactly how SBCL proposes to use each such EXIGENT TRADEMARK, which notice shall include drawings of all advertising copy, if any. SBCL shall make whatever changes EXIGENT requests in the use of any EXIGENT TRADEMARKS before making any public distribution thereof. Without EXIGENT's prior written consent, SBCL shall not use any EXIGENT TRADEMARK in any country in the TERRITORY until such EXIGENT TRADEMARK has been registered in such country. SBCL shall execute any and all Registered User Agreements reasonably necessary to protect the EXIGENT TRADEMARKS in each country, if applicable.

     10.04. SBCL shall, at all times during the TERM OF THIS AGREEMENT, abide by EXIGENT's standards for the quality of products and services marketed, distributed or licensed under the EXIGENT TRADEMARKS as provided by EXIGENT to SBCL from time to time during the TERM OF THIS AGREEMENT upon ninety (90) days' prior written notice. SBCL understands and acknowledges that SBCL's adherence to such quality standards constitutes an essential condition of the TRADEMARK LICENSE.

     10.05. EXIGENT may discontinue use of any of the EXIGENT TRADEMARKS at any time, and SBCL shall thereafter cease to use any such EXIGENT TRADE . In addition,

EXIGENT may alter any EXIGENT TRADEMARK, or add a new trademark or service mark, at any time and from time to time during the TERM OF THIS AGREEMENT.

     10.06. This AGREEMENT is not intended to convey and does not convey to SBCL the right to use any trademarks or service marks of EXIGENT other than the EXIGENT TRADEMARKS.

     10.07. SBCL shall ensure that none of the EXIGENT TRADEMARKS or any confusingly similar mark appears in any portion of any trademark or service mark of SBCL or of any marks or names under which SBCL may do business without the prior written consent of EXIGENT in its sole discretion.

SECTION 11.  PATENT PROSECUTION AND LITIGATION
             ---------------------------------

     11.01. EXIGENT agrees to keep SBCL promptly and fully informed of the course of patent prosecution or other proceedings. SBCL shall hold all information disclosed to it under this section as confidential subject to the provisions of Sections 9.02 and 9.03.

     11.02. Each party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated by its respective employees, agents, or other persons acting under its authority in the course of or as a result of this Agreement. Ownership in all such inventions, discoveries and know-how made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this Agreement will be negotiated on a case by case basis, and in the event there is no agreement from such negotiation, such ownership shall be divided equally. Except as expressly provided in this Agreement or as subsequently negotiated pursuant to the foregoing sentence, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and know-how, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner. Notwithstanding anything above in this paragraph, if (i) SBCL uses its invention or discovery to modify EXIGENT TECHNOLOGY or (ii) EXIGENT expresses an interest in an exclusive license to SBCL's interest in any joint invention (subject to preexisting rights in THIRD PARTIES), then SBCL and EXIGENT shall in good faith negotiate a license of SBCL's invention or discovery or SBCL's interest in such joint invention, as the case may be, to EXIGENT.

     11.03. SBCL shall have the right to assume responsibility for any PATENT or any part of a PATENT which EXIGENT intends to abandon or otherwise cause or allow to be forfeited. EXIGENT shall give SBCL reasonable written notice prior to abandonment or other forfeiture of any PATENT or any part of a PATENT so as to permit SBCL to exercise its rights under this Section.

     11.04. In the event of the institution of any suit by a THIRD PARTY against EXIGENT, SBCL or its sublicensees or distributors for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. If named as a defendant in such suit, SBCL shall have the right but not the obligation to defend such suit at its own expense and shall allow EXIGENT to participate therein if it does assume such defense. If both parties are sued, EXIGENT shall have the right to control the defense thereof EXIGENT and SBCL shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

     11.05. In the event that EXIGENT or SBCL becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY, that party shall promptly notify the other party in writing. EXIGENT shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use SBCL's name in connection therewith and to name SBCL as a party thereto. If EXIGENT does not commence a particular infringement action within ninety (90) days after receipt of the notice of infringement, then SBCL, after providing reasonable advance notice to EXIGENT in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof subject to Section 11.07. In any event, EXIGENT and SBCL shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

     11.06. In any action brought pursuant to Section 11.05 where the interests of SBCL and EXIGENT are adverse, the party bringing the action shall indemnify the other party, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, which may result from defending against claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from the negligence or willful misconduct of the other party.

     11.07. In a joint action by EXIGENT and SBCL, each shall recover their respective actual out -of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party.

     11.08. The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Section 11 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party's rights under this Agreement. No party withholding consent from a proposed settlement shall be indemnified for any amount above the amount at which it could have settled under the proposed settlement.

     11.09. At SBCL's request, EXIGENT shall seek to obtain SPC's or authorize SBCL to obtain SPC's on EXIGENT's behalf. Where SBCL holds a relevant Marketing Authorization, SBCL shall at EXIGENT's request provide to EXIGENT a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC.

SECTION 12.  REPRESENTATIONS, WARRANTEES AND COVENANTS
             -----------------------------------------

     12.01. Each party represents, warrants and covenants to the other that it has the fun right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this Agreement.

     12.02. EXIGENT represents, warrants and covenants that (i) it has or will acquire the exclusive right to use the PATENT in connection with the manufacture, use and sale of PRODUCT in each country of the TERRITORY, and (ii) it has or will acquire sole and exclusive rights to manufacture, use and sell PRODUCT in each country of the TERRITORY.

     12.03. EXIGENT hereby represents that it has no present knowledge from which it can be inferred that any PATENT is or will be when issued invalid or that any use thereof would infringe patent rights of THIRD PARTIES.

     12.04. EXIGENT acknowledges that, in entering into this Agreement, SBCL has relied or will rely upon PRODUCT INFORMATION, and EXIGENT warrants, represents and[ covenants that the PRODUCT INFORMATION is and will be timely and accurate in all material respects to its best knowledge and belief EXIGENT further warrants and represents that it has not, up through and including the date of this Agreement, omitted to furnish SBCL with any information known to EXIGENT concerning the PRODUCT or the transactions contemplated by this Agreement, which would be material to SBCL's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

     12.05. EXIGENT represents and warrants that, to the best of its knowledge and belief, it has no present knowledge of the existence of any pre-clinical or clinical data or information concerning the PRODUCT which suggests that there may exist toxicity, safety and/or efficacy concerns which may materially impair the utility and/or safety of the PRODUCT. EXIGENT shall extend to SBCL the same warranties it received from its manufacturers and suppliers.

     12.06. EXIGENT represents, warrants and covenants that all PRODUCT shall be supplied to SBCL free and clear of any hens, encumbrances or rights of THIRD PARTIES of any notice whatsoever, including THIRD PARTY patent rights, and that all PRODUCT supplied to SBCL shall conform to standards of quality approved by applicable AGENCIES, shall be produced according to applicable GNP (Good Manufacturing Practices) standards in the applicable country of the TERRITORY or any other applicable laws or regulations of the applicable country of the TERRITORY, shall not be adulterated or misbranded, and shall be manufactured in accordance with the specifications reviewed and approved by SBCL and EXIGENT.

SECTION 13.  INSURANCE AND INDEMNIFICATION
             -----------------------------

     13.01. During the TERM OF THIS AGREEMENT and for a period of five (5) years after its expiration or earlier termination, EXIGENT and SBCL shall each obtain and/or maintain, respectively, at their sole cost and expense, product liability insurance or self-insurance that meets the following requirements:

          (a) the insurance shall insure the respective company against all liability related to the PRODUCT (whether the company's liability arises from the company's own conduct or by virtue of its participation in this Agreement), including liability for bodily injury, property damage, wrongful death, and any contractual indemnity obligations imposed by this Agreement; and

          (b) the insurance shall be in amounts, respectively, that are reasonable and customary in the U.S. clinical laboratory and medical device manufacturing companies of comparable sizes and activities.

     13.02. EXIGENT will indemnify and hold SBCL, its directors, officers, employees and representatives harmless from any claims, damages, or losses of a THIRD PARTY, including reasonable attorneys' fees (hereinafter "Losses"), arising from (i) the sale of PRODUCT, if such claims are the result of any negligent or wrongful act of EXIGENT or a defect in manufacturing by EXIGENT, including without limitation PRODUCT not manufactured by EXIGENT in accordance with FDA approved specifications therefor, (ii) any misrepresentation or breach of warranty or covenant by EXIGENT, or (iii) the infringement of any THIRD PARTY patent through the manufacture, sale or use of the PRODUCT in the TERRITORY, unless such claims, damages or losses arise from or otherwise relate to SBCL's breach of its responsibilities under this Agreement or a negligent or wrongful act or any misrepresentation or breach of warranty or covenant by SBCL in which case BCL shall indemnify and hold harmless EXIGENT, its directors, officers, employees, and representatives for any claims, damages, or losses, including reasonable attorneys' fees, incurred by it as a result of SBCL's negligent or wrongful acts.

     13.03. Each party to this Agreement expects that all actions taken by the parties in furtherance of this Agreement will be in compliance with a reasonable standard of care and all requirements of the law.

     13.04. Any party of this Agreement which believes it is entitled to indemnity hereunder shall promptly notify the party from whom indemnity is sought of any claim, lawsuit or proceeding believed to give rise to a duty to indemnify. The party from whom indemnity is sought shall have the right to assume and control the defense of said claim, lawsuit or proceeding (including the right to designate attorneys); provided that the claim, lawsuit or proceeding may not be settled without approval of the indemnitee but if not settled because the indemnitee does not approve a proposed settlement, the indemnitor's liability for cash damages shall be limited to the amount offered to and declined by the indemnitee. Notwithstanding the foregoing, the party seeking indemnification may participate in the defense or settlement of such claim, lawsuit or proceeding with counsel of its choice and at its own expense. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any claim, lawsuit or proceeding. In the event the party from whom indemnity is sought declines to accept control of the defense of the claim, lawsuit or proceeding, the party seeking indemnity may retain counsel at the expense of the party owing the indemnity and control the defense of the lawsuit, provided that the claim, lawsuit or proceeding may not be settled without the approval of the party from whom indemnity is sought.

SECTION 14.  TERM AND TERMINATION
             --------------------
     14.01. Unless terminated earlier pursuant to this Section the TERM OF THIS AGREEMENT shall be for five (5) years from the date of FDA APPROVAL.

     14.02. Notwithstanding Section 14.01, a non-defaulting party shall have the option, in addition to all other legal and equitable rights and remedies available to it, to terminate this Agreement effective immediately, or upon the expiration of any applicable cure period, in the event of a "default" by the other party (as defined below) if written notice of the defaulting activity has been given to the party in default. The term "default" shall mean any of the following events:

          (a) failure by SBCL or EXIGENT to comply with or perform any material provision of this Agreement and such default remains uncured for sixty (60) days following written notice of the defaulting activity (if the default is cured within the sixty (60) day notice period, the notice shall become null and void and of no further effect); provided that, if the defaulting party can establish to the reasonable satisfaction of the other party that it is diligently and actively pursuing a cure at the expiration of such 60 day period, then such period shall be extended for so long as a cure is being diligently and actively pursued, not to exceed 120 days in the aggregate; or

               (b) a party becomes insolvent, is unable to pay its debts as they mature, is the subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in, or its property is subject to, a suit for the appointment of a receiver, or is dissolved or oxidated.

     14.03. In addition to the events of termination described above, SBCL shall have the right to terminate this Agreement upon sixty (60) days written notice to EXIGENT in the event that:

               (a) EXIGENT shall not have received FDA APPROVAL for PRODUCT on or before December 31, 2000;

               (b) any of the PATENTS are declared invalid or otherwise unenforceable by a final unappealable determination of a court of competent jurisdiction and a THIRD PARTY has commenced selling PRODUCT in the U.S. which is not covered by remaining PATENTS (if any) which have not been declared invalid or unenforceable.

     14.04.  SBCL may, in its discretion, terminate this Agreement upon ninety
(90) days written notice to EXIGENT.  In the event of termination under this
Section 14.04, SBCL shall remain liable to purchase all PRODUCTS ordered under firm purchase orders and shall remain liable for all DISTRIBUTOR FEES past due or for the current year to the extent not yet paid. If such termination is prior to FDA APPROVAL, notwithstanding such termination SBCL shall remain obligated to pay the initial DISTRIBUTOR FEE, if any, due upon such FDA

APPROVAL; provided, however, that if such termination is prior to June 1, 1998, SBCL's sole obligation on such termination shall be payment of $50,000 which shall be due and payable at termination whether or not FDA APPROVAL is ultimately obtained.

SECTION 15.  EFFECT OF TERMINATION
             ---------------------

     15.01. Upon expiration or termination of this Agreement for whatever reason, SBCL shall cease use, in any manner or for any purpose, directly or indirectly, of any trademark used to identify PRODUCT or any marks or symbols deceptively similar thereto as well as of all advertising and promotional labeling and materials relative to PRODUCT. SBCL shall fulfill its marketing, promotional and other obligations hereunder up to the effective date of expiration or termination and shall promptly after said date of expiration or termination remove EXIGENT's name and any trademark used to identify PRODUCT from any other materials it possesses or controls.

     15.02. Expiration or termination of this Agreement shall not affect EXIGENT's or SBCL's obligations to pay any amount accruing to EXIGENT or SBCL, respectively, under the provisions of this Agreement while it was in effect. Further, the expiration or termination of this Agreement shall not affect any rights and obligations of the parties under this Agreement which are intended by the parties to survive such termination. Without limiting the generality of the foregoing, the following provisions of this Agreement shall survive expiration or termination hereof Sections 9.02, 9.03., 9.04 and 9.05. Any such termination shall not affect the parties' liabilities to each other for breach hereof.

SECTION 16.  FORCE MAJEURE
             -------------

     16.01. If any party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, but not limited to fire, flood, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the party liable to perform to the other parties, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the party prevented from complying shall use its best efforts to remove such disability within thirty (30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other party of the event not more than five (5) working days from the time of the event. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

SECTION 17.  GOVERNING LAW
             -------------

     17.01. This Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, U.S.A.

SECTION 18.  WAIVER OF BREACH
             ----------------

     18.01. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term. No term or condition of this Agreement shall be considered waived unless reduced to writing and duly executed by an officer of the waiving party.

SECTION 19.  SEPARABILITY
             ------------

     19.01. To the extent that any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

     19.02. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law unless such modification would render such provision inconsistent with the intent of the parties. However, in the event that the terms and conditions of this Agreement are materially altered as a result of this Section, the parties shall in good faith attempt to renegotiate the terms and conditions of this Agreement to resolve any inequities.

SECTION 20.  ENTIRE AGREEMENT
             ----------------

     20.01. This Agreement, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

SECTION 21.  INDEPENDENT CONTRACTORS
             -----------------------

     21.01. This Agreement shall not constitute or give rise to an employer-employee, AGENCY, partnership or joint venture relationship among the parties and each party's performance hereunder is that of a separate, independent entity.

     21.02. Nothing in this Agreement shall be deemed or implied to be the grant by any party to the other of any right, title or interest in any product, intellectual property rights or intangibles, material or proprietary rights of the other except as may be expressly provided for in this Agreement.

SECTION 22.  NOTICES
             -------

     22.01. Any notice required or permitted under this Agreement shall be sent by air mail, postage pre-paid, to the following addresses of the parties:

          If to EXIGENT:  Exigent Diagnostics Inc.
                          709 Swedeland Road (Mailcode UW2360)
                          King of Prussia, PA  19406
                          Attention:  W. Vickery Stoughton, President

          Copy to:
                Pepper, Hamilton & Scheetz LLP
                Two Logan Square
                Philadelphia, PA  19103
                Attention: Barry M. Abelson, Esquire

          If to SBCL:    SmithKline Beecham Clinical Laboratories, Inc.
                         1201 South Collegeville Road
                         Collegeville, PA  19426
                         Attention:  John B. Okkerse, Jr., Ph.D.
                                     President

          Copy to:
                SmithKline Beecham Corporation
                One Franklin Plaza (Mail Code FP2230)
                P.O. Box 7929
                Philadelphia, Pennsylvania 19101, U.S.A.
                Attention:  Legal Operations - Healthcare Services

     22.02. Any notice required or permitted to be given concerning this Agreement shall be effective upon the earliest of (a) receipt by the party to whom it is addressed, (b) the seventh day after dispatch or (c) the next business day in the event a courier service is used which guarantees next business day delivery.

SECTION 23.  ASSIGNMENT
             ----------

     23.01. This Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither party may assign this Agreement nor any interest hereunder without the written consent of the other; provided, however, that either party may assign this Agreement or any part of its rights and obligations hereunder, or any PATENT owned by it, to any AFFILIATE or to any corporation with which such party may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party.

SECTION 24.  ARBITRATION
             -----------

     24.01. Any significant controversy, claim, or dispute arising out of or relating to this Agreement or significant breach thereof, shall be settled, if possible through good faith negotiations between the parties. Only if such efforts are not successful shall such significant controversy, claim or dispute be resolved by arbitration. Such arbitration shall take place in Philadelphia, Pennsylvania and it shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Within ten (10) days after the filing of the Demand or Submission, or longer if the parties mutually agree, EXIGENT and SBCL shall each select one arbitrator; the two arbitrators so appointed shall select and appoint the third neutral arbitrator. Judgment upon the award rendered by arbitrators may be entered in any court having jurisdiction thereof. Costs of arbitration are to be divided by the parties in the following manner: EXIGENT shall pay for the arbitrator it chooses, SBCL shall pay for the arbitrator it chooses, and the costs of the third neutral arbitrator shall be divided equally. All other costs shall be divided equally.

SECTION 25.  RECORDING
             ---------

     25.01. SBCL shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY and as necessary or appropriate under the laws, rules, regulations or customs thereof, and EXIGENT shall provide reasonable assistance to SBCL in effecting such recording, registering or notifying.

SECTION 26.  EXECUTION IN COUNTERPARTS
             -------------------------

     26.01. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed this Agreement as of the date first written above.

EXIGENT DIAGNOSTICS INC.


By: /s/ W. Vickery Stoughton
   ---------------------------
Name:     W. Vickery Stoughton
Title:    President


SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.


By: /s/ John B. Okkerse
   --------------------------

Name:     John B. Okkerse, Jr., Ph.D.
Title:    President

                                  APPENDIX A

                                  POCT TESTS
                                  ----------

TEST MENU 1- IST 0 1998
-----------------------

Chemistry Menu
--------------

Electrolytes:
1.   Glucose *
2.   Potassium *
3.   Sodium *
4.   Chloride *
5.   Total Carbon Dioxide

Other Chemistry
6.   Urea Nitrogen (BUN) *
7.   Creatinine *

Coagulation Menu
----------------

8.   PT *
9.   PTT

Immunoassay Menu
----------------

10.  Theophylline *
11.  Digoxin *
12.  Phenytoin *


TEST MENU 2-AUGUST/SEPTEMBER 1998 (Includes Test Menu 1 and the following:)
---------------------------------------------------------------------------

Chemistry Menu
--------------

1.   Hemoglobin *
2.   Cholesterol
3.   Triglycerides
4.   HDL-Cholesterol
5.   Bilirubin *
6.   Ammonia
7.   Calcium *
8.   Phosphorous

                                  APPENDIX A

                                  POCT TESTS
                                  ----------


 9.  Total Protein
10.  Albumin *
11.  Uric Acid *
12.  Creatine Kinase *
13.  Asparate Aminotransferase *
14.  Alanine Aminotransferase
15.  Alkaline Phosphatase *
16.  Gamma Glutamultransferase *
17.  Lactate Dehydrogenase *
18.  Amylase *
19.  Leucine Aminopeptidase
20.  Magnesium
21.  Ionized Calcium

Coagulation Menu
----------------

1.   Activated Clotting Time
2.   Fibrinogen
3.   Thrombin Time

Immunoassay Menu
----------------

1.   Phenobarbital *
2.   Carbamazepine *
3.   Valproic Acid *
4.   Gentamicin *
5.   Tobramycin *
6.   Amikacin *
7.   Vancomycin *
8.   T4
9.   Thyroid Uptake

TEST MENU 3-JANUARY 1999 includes Test Menus 1 & 2 and the following:)
----------------------------------------------------------------------

Immunoassay Menu
----------------

1.   HCG
2.   Rubella, IgG & IgM
3.   CK-MB

                                  APPENDIX A

                                  POCT TESTS
                                  ----------

4.   Troponin
5.   Myoglobin
6.   PSA
7.   Hemoglobin A1c
8.   H. pylori, IgG
9.   Microalbumin (U)
10.  Transferrin (U)
11.  TSH

                                   APPENDIX B


                                    PATENTS



                                      None